PRICEWATERHOUSECOOPERS
                                                      PricewaterhouseCoopers LLP
                                                      100 East Wisconsin Avenue
                                                      Suite 1500
                                                      Milwaukee WI 53202
                                                      Telephone (414) 212 1600





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 30, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Strong American Utilities Fund, Strong Blue Chip 100 Fund, Strong Growth and Income Fund, Strong Limited Resources Fund and Strong Advisor U.S. Value Fund (five of the portfolios constituting Strong Conservative Equity Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 25, 2001